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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                     SEPTEMBER 7, 2005 (SEPTEMBER 1, 2005)


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                                  CATUITY INC.
             (Exact name of registrant as specified in its charter)


               DELAWARE                               000-30045                            38-3518829
      (State or other jurisdiction             (Commission File Number)                    (IRS Employer
            of incorporation)                                                           Identification No.)


          2711 E. JEFFERSON AVE.
         DETROIT, MICHIGAN 48207                                                           (313)-567-4348
          (Address of principal                                                   (Registrant's telephone number,
           executive offices)                                                          including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On September 1, 2005 Catuity Inc. completed the acquisition of all of the outstanding shares of Loyalty Magic Pty. Ltd. (Loyalty Magic), headquartered in Melbourne Australia. Loyalty Magic is now a wholly-owned subsidiary of Catuity. As a result, Catuity effectively acquired all of the assets of Loyalty Magic, which include: all net working capital; all property, plant, and equipment; identifiable intangible assets of $1.575 million; and goodwill.

Catuity acquired the Loyalty Magic shares from a group of selling shareholders listed below (the "Sellers"). None of the Sellers has had, or currently has, any material relationship, other than in respect of the transaction, between such Seller(s) and the Company or any of its officers or directors.

Jadeglen Investments Pty. Ltd. atf the David Thurin Family Trust
Joshua Custodians Pty. Ltd. atf the Steven Skala Super Fund
Navon Pty. Ltd. atf the Shernesh Trust
A&B Venture Fund Company Pty. Ltd. atf A&B II Trust
Judith Course atf the Course Family Trust
Warren Voss atf the Bernadene Hug Family Trust
Ian Kennedy
Rob McIntyre
Austin Whiting
Brock Lynch
Warana Grange Pty. Ltd.

The Shareholders of Loyalty Magic received A$3,600,000 in cash and 335,000 shares of Catuity common stock valued at A$10.00 per share in consideration for Loyalty Magic.


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 1, 2005, the Company issued 335,000 shares of its common stock to the shareholders of Loyalty Magic as part of the consideration for the Company acquiring Loyalty Magic. These shares were issued pursuant to an exemption from registration under Regulation D of the Securities Act of the United States.

Also on September 1, 2005, the Company issued 700,000 shares of its common stock to existing Australian shareholders who opted to subscribe for shares, accredited Australian institutional buyers, and certain U.S. accredited institutional investors who purchased shares that were not subscribed for by Australian buyers. 256,520 shares of common stock were issued to existing Australian shareholders and accredited Australian institutional buyers pursuant to an exemption from registration under Regulation S of the Securities Act of the United States. 443,480 shares of common stock were issued to accredited U.S. institutional investors and members of Catuity's Board of Directors pursuant to an exemption from registration under Regulation D of the Securities Act of the United States. The shares were sold for A$10.00 per share in Australia and $7.50 per share (A$10.00 per share at a .7500 foreign currency exchange rate). The sale of shares to Australian shareholders and institutional buyers resulted in A$2,565,200 ($1,923,900). The sale of shares to U.S. accredited institutional investors and Directors resulted in A$4,434,800 ($3,326.100) to the Company. A$3,600,000 ($2,700,000) of the cash raised was used for the cash portion of the purchase price paid for Loyalty Magic. The remaining cash will be used by the Company for working capital purposes. The Company paid a total of A$488,300 ($366,200) in brokerage commissions and placement fees in order to raise the A$7,000,000 ($5,250,000). All U.S. dollar amounts shown above were determined using a foreign currency exchange rate between the Australian and U.S. dollar of ..7500.

As a result of the closing of the capital raise and acquisition on September 1, 2005 as described above, the Company believes that it is in compliance with Nasdaq Marketplace Rule 4310 (c)(2)(B) because the Company's shareholder equity as of September 1, 2005 is in excess of US$8.0 million.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     CATUITY INC.
                                     (Registrant)


                                      By   /s/ John H. Lowry
                                           -----------------------------------
                                           John H. Lowry
                                           Senior Vice President,
                                           Chief Financial Officer & Secretary



Date:  September 7, 2005

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